UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	April 17, 2008

Hudson Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)

1-13412	13-3641539
(Commission File Number)	(IRS Employer Identification No.)

PO Box 1541, 1 Blue Hill Plaza, Pearl River, New York	10965
(Address of Principal Executive Offices)	(Zip Code)

(845) 735-6000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 17, 2008, Hudson Technologies, Inc. (the "Registrant"), through its subsidiary company Hudson Technologies Company ("HTC"), entered into a Second Amendment to Amended and Restated Loan Agreement (the "Amended Agreement") with Keltic Financial Partners, LP ("Keltic") and Bridge Healthcare Finance, LLC ("Bridge"), which amended and increased HTC's existing credit facility with Keltic, and which provides for borrowings by HTC of up to $15,000,000 (the "Expanded Facility"). Pursuant to the Amended Agreement, HTC may request an increase of the total borrowings under the Expanded Facility to $20,000,000, which increase would be subject to satisfaction of certain conditions as provided in the Amended Agreement, including approval by the Lenders' credit committees. Repayment of all borrowings by HTC under the Expanded Facility is guaranteed by the Registrant and its subsidiary, Hudson Holdings, Inc. The Expanded Facility consists of a revolving line of credit and two separate term loans ("Term Loan A" and "Term Loan B"), and expires on June 26, 2011. Pursuant to the Amended Agreement, maximum advances under the revolving line of credit were increased to $15,000,000 (or $20,000,000 if expanded by HTC as noted above), less the total outstanding balances remaining under Term Loan A and Term Loan B, and are limited to (i) 85% of eligible trade accounts receivable and (ii) 55% of eligible inventory. Term Loan A and Term Loan B are each 7 year amortizing loans with balloon payments of principal due on June 26, 2011. Term Loan A consists of a Second Amended, Restated and Bifurcated Term Note A in favor of Keltic with maximum advances of $1,666,666.67, and a Second Amended, Restated and Bifurcated Term Note A in favor of Bridge with maximum advances of $833,333.33. Term Loan B consists of an Amended, Restated and Bifurcated Term Note B in favor of Keltic with maximum advances of $3,000,000, and an Amended, Restated and Bifurcated Term Note B in favor of Bridge with maximum advances of $1,500,000. Pursuant to the Amended Agreement, the Expanded Facility will bear interest at a rate equal to the greater of the prime rate plus .875% or 6.5%. As of April 17, 2008, the Expanded Facility bore interest at an interest rate equal to 6.5%. At April 17, 2008, the total borrowings under the Loan Agreement were approximately $10,155,000. The description of the Amended Agreement and the Expanded Facility in this report does not purport to be complete and is qualified in its entirety by reference to the Amended Agreement, the Second Amended, Restated and Bifurcated Revolving Notes, the Second Amended, Restated and Bifurcated Term Notes A, and the Amended, Restated and Bifurcated Term Notes B, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7 to this report and are incorporated herein by reference.

In connection with, and in consideration for Keltic and Bridge entering into the Amended Agreement, on April 17, 2008 the Registrant issued 66,667 Common Stock Purchase Warrants to Keltic and 33,333 Common Stock Purchase Warrants to Bridge (collectively, the "Warrants") in connection with the Amended Agreement. The Warrants have an exercise price of $1.88 per share of the Registrant's common stock and vest quarterly in twelve (12) equal installments, commencing June 30, 3008. The Warrants will expire on April 17, 2013.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1 Second Amendment to Amended and Restated Loan Agreement between Hudson Technologies Company, Keltic Financial Partners, L.P and Bridge Healthcare Finance, LLC, dated April 17, 2008;

Exhibit 10.2 Second Amended, Restated and Bifurcated Revolving Note, dated April 17, 2008, in the amount of $10,000,000;

Exhibit 10.3 Second Amended, Restated and Bifurcated Revolving Note, dated April 17, 2008, in the amount of $5,000,000;

Exhibit 10.4 Second Amended, Restated and Bifurcated Term Note A, dated April 17, 2008 in the amount of $1,666,666.67;

Exhibit 10.5 Second Amended, Restated and Bifurcated Term Note A, dated April 17, 2008 in the amount of $833,333.33;

Exhibit 10.6 Amended, Restated and Bifurcated Term Note B, dated April 17, 2008, in the amount of $3,000,000

Exhibit 10.7 Amended, Restated and Bifurcated Term Note B, dated April 17, 2008, in the amount of $1,500,000.

Exhibit 10.8 Warrant to Purchase Common Stock, dated April 17, 2008, for 66,667 shares of Common Stock issued to Keltic Financial Partners, L.P.

Exhibit 10.9 Warrant to Purchase Common Stock, dated April 17, 2008, for 33,333 shares of Common Stock issued to Bridge Healthcare Finance, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON TECHNOLOGIES, INC.
Date: April 22, 2008	By:	/S/ Stephen P. Mandracchia
Name: Stephen P. Mandracchia
Title: Vice President Legal & Regulatory, Secretary